Exhibit 99.1

Zoned Properties, Inc. Announces Effectiveness of

Form S-1 Resale Registration Statement

Founders, Officers Demonstrate Long-Term Commitment to Company

by Agreeing Not to Register Stock for Resale

PHOENIX, Ariz., December 21, 2015 -- Zoned Properties, Inc. (OTC Pink: ZDPY), a strategic real estate development firm whose primary mission is to identify, develop, and manage sophisticated, safe, and sustainable properties in emerging industries, including the licensed medical marijuana industry, announced that on December 18, 2015, the Securities Exchange Commission declared effective its registration statement on Form S-1 relating to the resale of up to an aggregate of 1,351,915 shares of Zoned Properties’ common stock, by certain selling stockholders. The Company plans to apply to up-list to the OTCQX marketplace. There is no assurance that the application to have Zoned’s common stock quotation transferred from OTC Pink to the OTCQX marketplace will be approved.

The Founders and Officers of the Company have agreed not to register any stock in the S-1, demonstrating their long-term commitment to Zoned Properties and its shareholders.

The effectiveness of the resale registration statement and commitment to transparency for shareholders is the culmination of years of strategic and operational progress. As part of this evolution, Zoned Properties has significantly enhanced its executive management team, including the hiring of:

  Adam Wasserman as Chief Financial Officer
  Patricia Haugland as Chief Operating Offer
  Kim Anderson as National Real Estate Operations Manager

Bryan McLaren, Chief Executive Officer of Zoned Properties, stated, “We have made significant progress over the past year to build a strong foundation for a sophisticated organization and we look toward 2016 as a year of accelerating growth for the company. During 2015, we have built an experienced leadership team. The dedication shown by Irvin Rosenfeld, Art Friedman and Alex McLaren to our Board of Directors has enhanced our team with a diversity of industry experience and leadership, which will further assist the Company in reaching its long-term strategic goals and vision. We are especially pleased with the recent addition of Adam Wasserman, as he will be able to provide us with an experienced financial executive to support our efforts.”

“Now we are transitioning our business development strategy toward a more wide-reaching expansion in real estate holdings, including new projects in additional states,” added Mr. McLaren. “The most critical part of this strategy is a combination of patience and persistence. We must scan vast amounts of prospective projects and complete demanding due diligence in order to find the right projects with, most importantly, the right operating tenants. That is the key to our success, which will lead to long-term increased earnings. We have forged strong industry relationships that will continue to bring valuable experience to the Company, and we have established open lines of communication and collaboration with the local municipalities where our projects are thriving. We are currently in the process of contracting expansion at both of our Chino Valley and Tempe cultivation facilities, where we expect additional news in 2016. We have spent the past few years watching and learning from the detrimental mistakes made by many within this rapidly expanding industry. Our executive management team has directly benefitted from this growing expertise, fortified as early adopters of the industry. We are now prepared to grow our portfolio and deliver sustainable shareholder value for the many years to come.”

The resale registration statement, while effective, allows selling stockholders to publicly resell their shares of Zoned Properties common stock, subject to the satisfaction by selling stockholders of the prospectus delivery requirements of the Securities Act of 1933, as amended, in connection with any such resale. The Company will not receive any proceeds from any sales by selling stockholders, and the Company is not aware of any plans by selling stockholders to effect such resales.

The offering of these securities may only be made by means of a prospectus. A registration statement relating to these securities has been declared effective by the SEC. The registration statement may be accessed through the SEC’s website at www.sec.gov. A copy of the prospectus related to the offering may be obtained from Zoned Properties, Inc., 14300 N. Northsight Blvd., #208, Scottsdale, AZ 85260, or by calling (877) 360-8839. For faster delivery, contact Hayden IR, the Investor Relations Firm for Zoned Properties, at (646) 536-7331 or by email at brett@haydenir.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor shall there be any sale of these securities in any state in which offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Zoned Properties, Inc. (OTC Pink: ZDPY):

Zoned Properties, Inc. is a strategic real estate development firm whose primary mission is to identify, develop, and manage sophisticated, safe, and sustainable properties in emerging industries. The Company acquires commercial properties that face unique zoning challenges and identifies solutions that can potentially have a major impact on the cash flow and value generated. Also, Zoned Properties, Inc. targets commercial properties that can be acquired and potentially re-zoned for specific purposes.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

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